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Exhibit 5.1

[VINSON & ELKINS LETTERHEAD]

        November 13, 2007

BreitBurn Energy Partners L.P.
515 South Flower Street
Suite 4800
Los Angeles, CA 90071

Ladies and Gentlemen:

        We have acted as counsel to BreitBurn Energy Partners L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), respecting the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by the Partnership of common units representing limited partner interests in the Partnership (the "Common Units").

        In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the prospectus, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (iii) the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") in connection with the formation of the Partnership and (iv) such other certificates, statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of the opinion expressed herein.

        In connection with the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post effective amendments), will become effective and comply with all applicable laws; (v) one or more prospectus supplements to the prospectus contained in the Registration Statement will be prepared and filed with the Commission describing the Common Units offered thereby; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Common Units offering will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Partnership has taken all necessary action to approve the issuance of the Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.

        The opinion expressed herein is qualified in the following respects:

  A.
  We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

  B.
  We are members of the bar of the States of New York and Texas. The opinion expressed herein is limited exclusively to the federal laws of the United States of America and the

    Delaware Act in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.

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  Exhibit 5.1